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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, and Kemper Investors Life Insurance Company, an Illinois life insurance company, on behalf of itself and its separate accounts, is hereby amended as follows:

1. The notice address for Life Company, appearing in Section 9 of the Agreement, is hereby revised to read as follows:

     "Kemper Investors Life Insurance Company
     15375 SE 30th Place, Suite 310
     Bellevue, WA 98007
     Attn: President

     With a copy to:
     Protective Life Insurance Company
     P.O. Box 2606
     Birmingham, AL 35202
     Attn: Senior Associate Counsel - Variable Annuities"

2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Global Real Estate Fund,
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     KILICO Variable Separate Account
     KILICO Variable Annuity Separate Account
     KILICO Variable Annuity Separate Account - 3

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     Zurich Kemper Life Investor
     Scudder Destinations Life
     Scudder Destinations
     Scudder ZS4
     Advantage III
     Global VA

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 28, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title: Assistant Secretary              Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        KEMPER INVESTORS LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts


Attest: /s/ Susan Pus                   By: /s/ Diane C. Davis
        -----------------------------       ------------------------------------
Name: Susan Pus                         Name: Diane C. Davis
Title: Exec Assistant                   Title: /s/ President & COO